EXHIBIT 99.1

SLR Investment Corp. Announces Quarter Ended June 30, 2026 Financial Results

Net Investment Income of $0.33 Per Share for Q2 2026;

Declared Quarterly Distribution of $0.31 Per Share

NEW YORK, Aug. 04, 2026 (GLOBE NEWSWIRE) -- SLR Investment Corp. (NASDAQ: SLRC) (the “Company”, “SLRC”, “we”, “us”, or “our”) today reported net investment income (“NII”) of $17.8 million, or $0.33 per share, for the second quarter of 2026. On August 4, 2026, the Board declared a quarterly distribution of $0.31 per share payable on September 25, 2026, to holders of record as of September 11, 2026.

As of June 30, 2026, net asset value (“NAV”) was $18.00 per share, compared to $18.16 per share at March 31, 2026.

“We view our diversified specialty finance platform as a key differentiator which enables us to navigate market uncertainties and supply/demand imbalances in middle market private credit,” said Michael Gross, Co-CEO of SLR Investment Corp. “Given the current environment, we have accelerated our tilt toward defensive asset-based lending and specialty finance investments, leveraging actively managed borrowing bases and liquid collateral to support resilient returns while taking a more opportunistic approach to cash flow investments. In Q2, 98% of our $471 million comprehensive portfolio originations were in specialty finance assets, as we rebuild the earnings power of SLRC’s portfolio. With over $900 million of available capital, we are well positioned to provide borrowers with growth capital and liquidity with asset-based financing solutions which offer attractive risk-adjusted returns.”

“At June 30th, our watchlist accounts for only 2.5% of the FV of our portfolio and we have high conviction in the credit quality of our diversified portfolio with over 97% of our income-producing portfolio performing at or above expectations,” said Bruce Spohler, Co-CEO of SLR Investment Corp. “Following the repayment of an investment above par in Q2, our holdings of software investments was reduced to under 1% of our comprehensive portfolio.”

FINANCIAL HIGHLIGHTS FOR THE QUARTER ENDED JUNE 30, 2026:

At June 30, 2026:
Investment Portfolio fair value: $2.1 billion | Comprehensive Investment Portfolio(1) fair value: $3.2 billion
Non-accruals: Two investments - 1.8% at fair value, 2.8% at cost of Investment Portfolio
Net assets: $982.1 million or $18.00 per share
Leverage: 1.16x net debt-to-equity

Operating Results for the Quarter Ended June 30, 2026:
Net investment income: $17.8 million or $0.33 per share
Net realized and unrealized losses: $9.5 million or $0.17 per share
Net increase in net assets from operations: $8.3 million or $0.15 per share

Comprehensive Investment Portfolio Activity(2) for the Quarter Ended June 30, 2026:
Investments made: $471.1 million
Investments repaid: $431.4 million

(1) The Comprehensive Investment Portfolio for the quarter ended June 30, 2026 is comprised of SLRC’s investment portfolio and SLR Credit Solutions’ (“SLR-CS”) portfolio, SLR Equipment Finance’s (“SLR-EF”) portfolio, Kingsbridge Holdings, LLC’s (“KBH”) portfolio, SLR Business Credit’s (“SLR-BC”) portfolio, SLR Healthcare ABL’s (“SLR-HC ABL”) portfolio owned by the Company (collectively, the Company’s “Commercial Finance Portfolio Companies”), and the senior secured loans held by the SLR Senior Lending Program LLC (“SSLP”) attributable to the Company, and excludes the Company’s fair value of the equity interests in SSLP and the Commercial Finance Portfolio Companies and also excludes SLRC’s loans to KBH, SLR-EF, and SLR HC ABL.
(2) Comprehensive Investment Portfolio activity for the quarter ended June 30, 2026, includes investment activity of the Commercial Finance Portfolio Companies and SSLP attributable to the Company.

Comprehensive Investment Portfolio

Portfolio Activity

During the three months ended June 30, 2026, SLRC had Comprehensive Investment Portfolio originations of $471.1 million and repayments of $431.4 million across the Company’s four investment strategies:

For the Quarter Ended June 30, 2026 ($mm)
Asset Class	Sponsor Finance(1)	Asset-based Lending(2)	Equipment Finance(3)	Life Science Finance	Total Comprehensive Investment Portfolio Activity
Originations	$9.0	$283.5	$154.1	$24.5	$471.1
Repayments / Amortization	$34.4	$246.1	$139.8	$11.1	$431.4
Net Portfolio Activity	$(25.4)	$37.4	$14.3	$13.4	$39.7

(1) Sponsor Finance refers to cash flow loans to sponsor-owned companies including cash flow loans held in SSLP attributable to the Company.
(2) Includes SLR-CS, SLR-BC and SLR-HC ABL’s portfolios, as well as asset-based loans on the Company’s balance sheet.
(3) Includes SLR-EF’s portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) portfolio.

Comprehensive Investment Portfolio Composition

The Comprehensive Investment Portfolio is diversified across over 860 unique issuers, operating in over 105 industries, and resulting in an average exposure of $3.7 million or 0.1% per issuer. As of June 30, 2026, 97.7% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans of which 95.8% was held in first lien senior secured loans. Second lien ABL exposure was 1.9% of the Comprehensive Investment Portfolio as of June 30, 2026 and there was no second lien cash flow exposure.

SLRC’s Comprehensive Investment Portfolio composition by asset class as of June 30, 2026 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield(6)
	($mm)%
Senior Secured Investments
Cash Flow Loans (Sponsor Finance)(1)	$450.0	13.9%	9.6%
Asset-Based Loans(2)	$1,408.6	43.5%	12.0%
Equipment Financings(3)	$1,117.5	34.5%	10.7%
Life Science Loans(4)	$187.6	5.8%	9.8%
Total Senior Secured Investments	$3,163.7	97.7%	11.1%
Equity and Equity-like Securities	$74.1	2.3%
Total Comprehensive Investment Portfolio	$3,237.8	100.0%
Floating Rate Investments(5)	$2,017.7	63.1%
First Lien Senior Secured Loans	$3,101.0	95.8%
Second Lien Senior Secured Asset-Based Loans	$62.7	1.9%
Second Lien Senior Secured Cash Flow Loans	$0.0	0.0%

(1) Includes cash flow loans held in the SSLP attributable to the Company and excludes the Company’s equity investment in SSLP.
(2) Includes SLR-CS, SLR-BC, and SLR-HC ABL’s portfolios, as well as asset-based loans on the Company’s balance sheet, and excludes the Company’s equity investments in each of SLR-CS, SLR-BC, and SLR-HC ABL.
(3) Includes SLR-EF’s portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) portfolio. Excludes the Company’s equity and debt investments in each of SLR-EF and KBH.
(4) Excludes warrants.
(5) Floating rate investments are calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with SLR-EF and leases held by KBH. Additionally, SLR-EF and KBH seek to match-fund their fixed rate assets with fixed rate liabilities.
(6) The weighted average asset yield for income producing cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation.  The weighted average asset yield calculation for Life Science loans includes the amortization of expected exit/success fees. The weighted average yield for on-balance sheet equipment financings is calculated based on the expected average life of the investments. The weighted average asset yield for SLR-CS asset-based loans is an Internal Rate of Return (IRR) calculated using actual cash flows received and the expected terminal value. The weighted average asset yield for SLR-BC and SLR-HC ABL represents total interest and fee income for the three-month period ended on June 30, 2026 against the average portfolio over the same fiscal period, annualized. The weighted average asset yield for SLR-EF represents total interest and fee income for the three-month period ended on June 30, 2026 compared to the portfolio as of June 30, 2026, annualized. The weighted average yield for the KBH equipment leasing portfolio represents a blended yield on the Company’s debt and equity investments. The yield on equity is calculated using LTM Adjusted Net Income divided by the fair value of equity at June 30, 2026 and the yield on debt is calculated using the interest income divided by the average par amount of debt in the three-month period ended June 30, 2026, annualized.

SLR Investment Corp. Portfolio

Asset Quality

As of June 30, 2026, 98.2% of SLRC’s portfolio was performing on a fair value basis and 97.2% on a cost basis, with two investments on non-accrual.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of June 30, 2026, the composition of our investment portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$640.1	30.5%
2	$1,406.1	67.0%
3	$53.1	2.5%
4	$0.0	0.0%

Investment Income Contribution by Asset Class

Investment Income Contribution by Asset Class(1) ($mm)
For the Quarter Ended:	Sponsor Finance	Asset-based Lending	Equipment Finance	Life Science Finance	Total
6/30/2026	$11.1	$23.0	$8.8	$5.9	$48.8
% Contribution	22.7%	47.2%	18.0%	12.1%	100.0%

(1) Investment Income Contribution by Asset Class includes: interest income/fees from Sponsor Finance (cash flow) loans on balance sheet and distributions from SSLP; income/fees from asset-based loans on balance sheet and distributions from SLR-CS, SLR-BC, SLR-HC ABL; income/fees from equipment financings and distributions from SLR-EF and distributions from KBH; and income/fees from life science loans on balance sheet.

SLR Senior Lending Program LLC (SSLP)

As of June 30, 2026, the Company and its 50% partner, Sunstone Senior Credit L.P., had contributed combined equity capital of $95.8 million of a total $100 million equity commitment to the SSLP. At quarter end, SSLP had total commitments of $191.3 million at par and total funded portfolio investments of $180.9 million at fair value, consisting of floating rate senior secured loans to 25 different borrowers and an average investment of $7.2 million per borrower. During the quarter ended June 30, 2026, SSLP invested $6.7 million in 5 portfolio companies and had $11.8 million of investments repaid.

In Q2 2026, the Company earned income of $1.4 million from its investment in the SSLP, representing an annual yield of 11.8% on the cost basis of the Company’s investment, compared to 12.2% annualized yield in the prior quarter.

SLR Investment Corp.’s Results of Operations Year Over Year

Investment Income

For the fiscal quarters ended June 30, 2026, and 2025, gross investment income totaled $48.8 and $53.9 million, respectively. The year-over-year decrease in gross investment income was primarily due to a decrease in the average size of the income producing investment portfolio as well as a decrease in index rates.

Expenses

SLRC’s net expenses totaled $31.1 million and $32.3 million, respectively, for the fiscal quarters ended June 30, 2026, and 2025. The decrease in expenses for the year-over-year three-month periods was primarily due to lower incentive fees partially offset by increased interest expense.

Net Investment Income

SLRC’s net investment income totaled $17.8 million and $21.6 million, or $0.33 and $0.40, per average share, respectively, for the fiscal quarters ended June 30, 2026, and 2025.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gain (loss) for the fiscal quarters ended June 30, 2026 and 2025 totaled $(9.5) million and $2.6 million, respectively.

Net Increase in Net Assets Resulting from Operations

For the fiscal quarters ended June 30, 2026, and 2025, the Company had a net increase in net assets resulting from operations of $8.3 million and $24.2 million, respectively. For the same periods, earnings per average share were $0.15 and $0.44, respectively.

Capital and Liquidity

Credit Facilities

As of June 30, 2026, the Company had $529.6 million drawn on $995 million of total commitments available on its revolving credit facilities and $146.6 million of term loans outstanding.

Unsecured Debt

As of June 30, 2026, the Company had $484 million of unsecured notes outstanding. The Company has $75 million, $135 million, and $50 million of unsecured notes maturing in December 2026, January 2027, and March 2027, respectively.

Leverage

As of June 30, 2026, the Company’s net debt-to-equity ratio was 1.16x compared to 1.14x at December 31, 2025 and 1.14x at March 31, 2026. The Company’s target range is 0.9x to 1.25x net debt-to-equity.

Available Capital

As of June 30, 2026, including anticipated available borrowing capacity at the SSLP and our specialty finance portfolio companies, subject to borrowing base limits, SLRC, SSLP and our specialty finance portfolio companies had over $900 million of available capital in the aggregate.

Unfunded Commitments

As of June 30, 2026, excluding commitments of $103.1 million to SLR-CS, SLR-BC, SLR-HC ABL, SLR-EF, and SSLP, over which the Company has discretion to fund, the Company had unfunded commitments of approximately $278.2 million.

Subsequent Events
On August 4, 2026, the Board declared a quarterly distribution of $0.31 per share payable on September 25, 2026, to holders of record as of September 11, 2026.

Conference Call and Webcast Information

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, August 5, 2026. All interested parties may participate in the conference call by dialing (800) 267-6316   approximately 5-10 minutes prior to the call, international callers should dial (203) 518-9783. Participants should reference SLR Investment Corp. and Conference ID: SLRC2Q26. A telephone replay will be available until August 19, 2026 and can be accessed by dialing (800) 839-2461. International callers should dial (402) 220-7219.

This conference call will also be broadcast live over the Internet and can be accessed by all interested parties from the Event Calendar within the “Investors” tab of SLR Investment Corp.’s website, https://slrinvestmentcorp.com/Investors/Event-Calendar. Please register online prior to the start of the call. For those who are not able to listen to the broadcast live, a replay of the webcast will be available soon after the call.

SLR INVESTMENT CORP. CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (in thousands, except share and per share amounts)

	June 30, 2026 (unaudited)	December 31, 2025
Assets
Investments at fair value:
Companies less than 5% owned (cost: $1,070,874 and $1,092,009, respectively)	$1,053,657	$1,092,822
Companies 5% to 25% owned (cost: $112,452 and $109,346, respectively)	99,408	98,067
Companies more than 25% owned (cost: $955,971 and $953,384, respectively)	946,266	933,923
Cash	24,400	15,716
Cash equivalents (cost: $398,085 and $348,585, respectively)	398,085	348,585
Dividends receivable	13,605	15,178
Interest receivable	12,163	11,865
Receivable for investments sold	11,078	55,271
Prepaid expenses and other assets	1,373	1,137
Total assets	$2,560,035	$2,572,564
Liabilities
Debt ($1,160,159 and $1,154,436 face amounts, respectively, reported net of unamortized debt issuance costs of $6,473 and $8,082, respectively.)	$1,153,686	$1,146,354
Payable for investments and cash equivalents purchased	398,085	402,727
Management fee payable	7,847	7,956
Performance-based incentive fee payable	3,749	5,384
Interest payable	9,079	9,269
Administrative services payable	2,982	3,127
Other liabilities and accrued expenses	2,500	1,754
Total liabilities	$1,577,928	$1,576,571
Commitments and contingencies
Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 54,554,634 and 54,554,634 shares issued and outstanding, respectively	$546	$546
Paid-in capital in excess of par	1,115,023	1,115,023
Accumulated distributable net loss	(133,462)	(119,576)
Total net assets	$982,107	$995,993
Net Asset Value Per Share	$18.00	$18.26

SLR INVESTMENT CORP. CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) (in thousands, except share and per share amounts)

	Three months ended
	June 30, 2026	June 30, 2025
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$26,989	$29,162
Companies 5% to 25% owned	1,242	1,243
Companies more than 25% owned	3,972	3,187
Dividends:
Companies 5% to 25% owned	864	786
Companies more than 25% owned	13,972	17,800
Other income:
Companies less than 5% owned	1,665	1,626
Companies more than 25% owned	116	109
Total investment income	48,820	53,913
EXPENSES:
Management fees	7,847	7,760
Performance-based incentive fees	3,764	5,397
Interest and other credit facility expenses	16,784	16,742
Administrative services expense	1,599	1,503
Other general and administrative expenses	1,081	922
Total expenses	31,075	32,324
Performance-based incentive fees waived	(16)	(20)
Net expenses	31,059	32,304
Net investment income	$17,761	$21,609
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized gain (loss) on investments and cash equivalents (companies less than 5% owned)	$(152)	$235
Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	(11,571)	1,401
Companies 5% to 25% owned	(1,444)	83
Companies more than 25% owned	3,675	904
Net change in unrealized gain (loss) on investments and cash equivalents	(9,340)	2,388
Net realized and unrealized gain (loss) on investments and cash equivalents	(9,492)	2,623
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$8,269	$24,232
EARNINGS PER SHARE	$0.15	$0.44

About SLR Investment Corp.

SLR Investment Corp. is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U.S. upper middle market companies in the form of cash flow, asset-based, and life sciences senior secured loans.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: the ability to navigate current market uncertainties and supply/demand imbalances in middle market private credit; the demand for the Company’s capital and its ability to be active and opportunistic; expectations of generating attractive risk-adjusted returns; the market environment and its impact on the business prospects of SLRC and the prospects of SLRC’s portfolio companies; prospects for growth of SLRC’s investment pipeline; SLRC’s conviction in the credit quality of, and the impact on the performance of SLRC from, the investments that SLRC has made and expects to make; and the anticipated availability of capital. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: (i) changes or potential disruptions in SLRC’s operations, the economy, financial markets and political environment, including those caused by tariffs and trade disputes with other countries, inflation and changing interest rates; (ii) risks associated with possible disruption in the operations of SLRC or the economy generally due to terrorism, war or other geopolitical conflicts, natural disasters, pandemics or cybersecurity incidents; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (iv) conditions in SLRC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (v) other considerations that may be disclosed from time to time in SLRC’s publicly disseminated documents and filings. SLRC has based the forward-looking statements included in this press release on information available to it on the date of this press release, and SLRC assumes no obligation to update any such forward-looking statements. Although SLRC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that SLRC in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact
SLR Investment Corp.
Investor Relations
slrinvestorrelations@slrcp.com | (646) 308-8770